Exhibit 3.2

RESACA EXPLOITATION, INC.

BYLAWS

ARTICLE I

SHAREHOLDERS

Section 1.               Annual Meeting.

(1)           An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of shareholders.

(2)           Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation’s notice with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of record of the Corporation who was a shareholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

(3)           For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of the foregoing paragraph, (1) the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation; (2) such business must be a proper matter for shareholder action under the Business Organizations Code of the State of Texas (the “TBOC”); (3) if the shareholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this paragraph, such shareholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such shareholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such shareholder, and must, in either case, have included in such materials the Solicitation Notice; and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the shareholder proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section.  To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than forty-five (45) or more than seventy-five (75) days prior to the first anniversary (the “Anniversary”) of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which Public Announcement of the date of such meeting is first made.  Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to serve as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

(4)           Notwithstanding anything in the second sentence of the third paragraph of this Section 1 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least fifty-five (55) days prior to the Anniversary, a shareholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation.

(5)           Only persons nominated in accordance with the procedures set forth in this Section 1 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this section.  The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for shareholder action at the meeting and shall be disregarded.

(6)           For purposes of these Bylaws, “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(7)           Notwithstanding the foregoing provisions of this Section 1, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.  Nothing in this Section 1 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.               Special Meetings.

(1)           Special meetings of the shareholders, other than those required by statute, may be called at any time by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board.  For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.  The Board of Directors may postpone or reschedule any previously scheduled special meeting.

(2)           Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of record of the Corporation who is a shareholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Section 1 of this Article I.  Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder’s notice required by the third paragraph of Section 1 of this Article I shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(3)           Notwithstanding the foregoing provisions of this Section 2, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.  Nothing in this Section 2 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 3.               Notice of Meetings.

Notice of the place, if any, date, and time of all meetings of the shareholders, and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each shareholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the TBOC or the Certificate of Formation of the Corporation).

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith.  At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4.               Quorum.

At any meeting of the shareholders, the holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.  Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date, or time.

Section 5.               Organization.

Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the shareholders and act as chairman of the meeting.  In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

Section 6.               Conduct of Business.

The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.  The chairman shall have the power to adjourn the meeting to another place, if any, date and time.  The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.

Section 7.               Proxies and Voting.

At any meeting of the shareholders, every shareholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

The Corporation may, and to the extent required by law, shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

Section 8.               Takeover Provisions.

If (i) at any time when the Corporation is not subject to the UK City Code on Takeovers and Mergers or any successor or other regime (whether statutory or non-statutory) governing the conduct of takeovers and mergers in the United Kingdom (any of such being the “Takeover Regime”); (ii) any person (together with any persons held to be acting in concert with him, her or it, as defined in the Takeover Regime) acquires any interest in shares in the Corporation and as a result he, she or it (whether or not with the other persons) would (in the opinion of the Board of Directors) have been obliged under the Takeover Regime to extend an offer (a “Mandatory Offer”) to the holders of any other securities in the Corporation had the Takeover Regime applied to the Corporation (such person or persons who would from time to time have been required to have made such an offer being the “Mandatory Offeror(s)”); and (iii) the Mandatory Offeror(s) fail(s) to make such an offer on terms no less favorable (in the opinion of the Board of Directors) to the other holders of securities than he/she/it/they would have been obliged to offer under the provisions of the Takeover Regime had it applied (a “Compliant Offer”) within twenty-one (21) days following the date on which the obligation would have arisen, the Board of Directors shall be entitled, but not obliged, to suspend with immediate effect, with notification thereof being given to the Mandatory Offeror(s) or (if different) the registered holders of the shares in the Corporation in which they have an interest, all voting rights, all rights to receive notices of and attend meetings of the Corporation and all rights to receive dividends attributable to the shares in the Corporation in which the Board of Directors considers the Mandatory Offeror(s) from time to time to have an interest.  Any such suspension may, at the discretion of the Board of Directors extend for any period during which the obligation to make a Mandatory Offer would have continued to exist under the Takeover Regime unless and until a Compliant Offer is made.

In applying the foregoing provisions, the Board of Directors shall be entitled but not obliged to take into account any notes included in, or prepared in connection with, the Takeover Regime and any views of the supervisory body under the Takeover Regime.

The Board of Directors shall have no liability to any shareholder of the Corporation, any person who has any interest in the shares in the Corporation, or any other person for the manner in which they exercise or refrain from exercising any suspension powers under this Section or for any determination which the Board of Directors makes as to the application of the provisions of this Section to any particular circumstances.

Notwithstanding the foregoing, the terms of this Section shall only apply as long as the shares of capital stock of the Corporation are admitted to trading on the AIM Market of the London Stock Exchange plc or are listed on the Official List of the UK Listing Authority.

Section 9.               Stock List.

A complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order for each class of stock and showing the address of each such shareholder and the number of shares registered in his or her name, shall be open to the examination of any such shareholder for a period of at least ten (10) days prior to the meeting in the manner provided by law.

The stock list shall also be open to the examination of any shareholder during the whole time of the meeting as provided by law.  This list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE II

BOARD OF DIRECTORS

Section 1.               Number, Election and Term of Directors.

Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.  The directors, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three (3) classes, designated Class I, Class II and Class III, with the term of office of the first class to expire at the Corporation’s first annual meeting of shareholders, the term of office of the second class to expire at the Corporation’s second annual meeting of shareholders and the term of office of the third class to expire at the Corporation’s third annual meeting of shareholders, with each director to hold office until his or her successor shall have been duly elected and qualified.  At each annual meeting of shareholders, commencing with the first annual meeting, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

Section 2.               Newly Created Directorships and Vacancies.

Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by shareholders), and directors so chosen shall serve for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been elected expires or until such director’s successor shall have been duly elected and qualified.  No decrease in the number of authorized directors shall shorten the term of any incumbent director.

Section 3.               Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors.  A notice of each regular meeting shall not be required.

Section 4.               Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by a majority of the Whole Board and shall be held at such place, on such date, and at such time as they or he or she shall fix.  Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telephone or by telegraphing or telexing or by facsimile or electronic transmission of the same not less than twenty-four (24) hours before the meeting.  Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5.               Quorum.

At any meeting of the Board of Directors, a majority of the total number of the Whole Board shall constitute a quorum for all purposes.  If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6.               Participation in Meetings By Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 7.               Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.  Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 8.               Compensation of Directors.

Unless otherwise restricted by the Certificate of Formation, the Board of Directors shall have the authority to fix the compensation of the directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed compensation for attending committee meetings.

ARTICLE III

COMMITTEES

Section 1.               Committees of the Board of Directors.

The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2.               Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.  Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.  Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE IV

OFFICERS

Section 1.               Generally.

The officers of the Corporation shall consist of a chief executive officer (the “Chief Executive Officer”), a president (the “President”), one or more vice presidents (individually, the “Vice President”), a secretary (the “Secretary”), a treasurer (the “Treasurer”) and such other officers as may from time to time be appointed by the Board of Directors.  Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of shareholders.  Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.  Any number of offices may be held by the same person.  The salaries of officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officers as may be designated by resolution of the Board of Directors.

Section 2.               Chief Executive Officer.

Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors.  He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 3.               President.

The President shall be the chief operating officer of the Corporation.  He or she shall have general responsibility for the management and control of the operations of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief operating officer or which are delegated to him or her by the Board of Directors.  Subject to the direction of the Board of Directors and the Chief Executive Officer, the President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision of all of the other officers (other than the Chief Executive Officer), employees and agents of the Corporation.

Section 4.               Vice President.

Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors.  One (1) Vice President shall be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 5.               Treasurer.

The Treasurer shall have the responsibility for maintaining the financial records of the Corporation.  He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation.  The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe.

Section 6.               Secretary.

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the shareholders and the Board of Directors.  He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 7.               Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 8.               Removal.

Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 9.               Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the Chief Executive Officer, the President or any officer of the Corporation authorized by the Chief Executive Officer or the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other Corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation.

Section 10.             Failure to Disclose Interests.

(1)           With the authority of the Board of Directors, the Corporation may serve on any shareholder, or any other person appearing to be interested in the capital stock of the Corporation held by that shareholder, or to have been so interested at any time during the three (3) years immediately preceding the date on which the notice is issued, a notice requiring disclosure as contemplated by Section 793 of the English Companies Act 2006 (the “ECA”) in relation to all or any number of shares of capital stock which that shareholder holds or to which that other person is entitled or interested.  Any information received by the Corporation under this Section 10 may be noted in the register of shareholders and otherwise disclosed by the Corporation as it shall see fit.

(2)           If a shareholder, or any other person appearing to be interested in the capital stock of the Corporation held by that shareholder, has been issued with a notice requiring disclosure as contemplated by Section 793 of the ECA and has failed in relation to any shares of capital stock of the Corporation (the “default shares”) to give the Corporation the information thereby required in the form of a disclosure statement within the prescribed period from the date of the notice requiring disclosure, the following sanctions shall apply, provided that the Corporation may only exercise these sanctions after it has obtained a ruling from a court of competent jurisdiction confirming that the Corporation is so entitled to exercise these sanctions in accordance with this Section 10(2):

(a)           the shareholder or any transferee who acquires capital stock of the Corporation other than by an authorized transfer shall not be entitled in respect of the default shares and any other share held by the shareholder or the transferee to receive notice of or be present or to vote (either in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares, or on any poll or to exercise any other right conferred by membership in relation to any such meeting or poll;

(b)           no further shares of capital stock of the Corporation may be issued in right of the default shares or in pursuance of an offer made to the holder of the default shares; and

(c)           where the default shares represent at least 0.25% of their class:

(i)            any dividend or other money payable in respect of such shares of capital stock shall be withheld by the Corporation, which shall not have any obligation to pay interest on it, and the shareholder shall not be entitled to accept, or elect to receive, stock instead of that dividend; and

(ii)           no transfer, other than an permitted transfer, of any shares held by the shareholder shall be registered unless:

(A)          the shareholder is not himself, herself or itself in default as regards supplying the information required; and

(B)           the shareholder proves to the satisfaction of the Board of Directors that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer.

(3)           Sanctions imposed on shares shall only be effective if the Corporation dispatches a restriction notice to the relevant shareholder, or person appearing to be interested in shares held by that shareholder, on the day after the end of the prescribed period or on the next following business day.

(4)           Where the sanctions under Section 10(2) apply in relation to any shares, they shall cease to have effect (and any dividends withheld under Section 10(2)(c) shall become payable) on the earlier of:

(a)           the shares being transferred by means of a permitted transfer; and

(b)           at the end of the period of seven (7) days (or such shorter period as the Board of Directors may determine) following receipt by the Corporation of a disclosure statement required by the notice mentioned in that paragraph, despite being received after the end of the prescribed period, and the Board of Directors being fully satisfied that such information in such statement is full and complete.

(5)           (a)           The directors may vary the sanctions, suspend all or any sanctions which have been imposed on shares under this Section 10, either as regards all those shares or some only of them, either permanently or for a particular period and either unconditionally or on terms, subject to the directors obtaining a ruling from a court of competent jurisdiction confirming that the Corporation is so entitled to exercise these rights in accordance with this Section 10.

(b)           The Board of Directors may by resolution pay, issue or transfer to a trustee for application in accordance with Section 10(7) below any distribution in respect of any shares which are subject to a sanction concerning distributions.

(6)           The Corporation shall give written notice to the relevant shareholder, or other person appearing to be interested in shares held by that shareholder, of any resolution passed by the Board of Directors under the previous paragraph.

(7)           Distributions which are not paid or made as a result of sanctions having been imposed on shares shall be paid or made, but without any interest or other compensation, on the date on which the shares cease to be subject to the sanctions.

(8)           Shares issued in right of or replacement shares which are subject to a sanction shall, on issuance, become subject to the same sanction; for this purpose shares which the Corporation procures to be offered to shareholders pro rata (or pro rata ignoring fractional entitlements and shares not offered to certain members because of legal or practical problems associated with offering shares outside Great Britain) shall be treated as shares issued in right of or replacement other shares.

(9)           Where, on the basis of information obtained from a shareholder in respect of any share held by him, her or it, the Corporation issues a notice requiring disclosure as contemplated by Section 793 of the ECA to any other person, it shall at the same time send a copy of the said notice to the shareholder, but the accidental omission to do so, or the non-receipt by the shareholder of the copy, shall not invalidate or otherwise affect the application of this Section 10.

(10)         Where default shares in which a person appears to be interested are held by a depositary (a “Depositary”), the provisions of this Section 10 shall be treated as applying only to those shares held by the Depositary in which such person appears to be interested and not (insofar as such person’s apparent interest is concerned) to any other shares held by the Depositary.

(11)         Where the shareholder on which a notice requiring disclosure as contemplated by Section 793 of the ECA is served is a Depositary acting in its capacity as such, the obligations of the Depositary as a shareholder of the Corporation shall be limited to disclosing to the Corporation such information relating to any person appearing to be interested in the shares held by it as has been recorded by it pursuant to the arrangements entered into by the Corporation or approved by the Board of Directors pursuant to which it was appointed as a Depositary.

(12)         No officer of the Corporation shall incur any liability to any person as a result of sanctions having been imposed on shares or of his or her having taken, or refrained from taking, other action under or in connection with this Section 10.

(13)         The following are responsible for ensuring that a disclosure statement is accurate, complete and not misleading:

(a)           each declarant;

(b)           each person signing the statement on behalf of a declarant;

and, if two or more persons are so responsible, or are responsible in connection with several disclosure statements made pursuant to the same notice requiring disclosure, their responsibility is joint and several.

(14)         For the purposes of this Section 10:

(a)           a person, other than the shareholder holding a share, shall be treated as appearing to be interested in that share if the shareholder has informed the Corporation that the person is, or may be, so interested, or if the Corporation (after taking account of any information obtained from the shareholder or, pursuant to a notice requiring disclosure as contemplated by Section 793 of the ECA, from anyone else) knows or has reasonable cause to believe that the person is, or may be, so interested;

(b)           “interested” shall be construed as it is for the purpose of Section 793 of the ECA;

(c)           reference to a person having failed to give the Corporation the information required by a notice requiring disclosure, or being in default as regards supplying such information in a disclosure statement, includes reference:

(i)            to his, her or it having failed or refused to give all or any part of it; and

(ii)           to his, her or it having given information which he, she or it knows to be materially false or having recklessly given information which is materially false;

(d)           “a disclosure statement” means a notice which is addressed to the Corporation and its directors, signed by or on behalf of one or more persons (the  “declarants”) and:

(i)            states whether or not the declarant or, in the case of several declarants, each of them has an interest in certain shares and, if so, provides full details of the nature of his, her or its interest and the date and manner of his, her or its acquisition;

(ii)           specifies, in relation to any declarant who is an individual, his or her name and address; and

(iii)          specifies in relation to any declarant which is an entity:

(A)          its name and address;

(B)           whether or not another entity is a parent company in relation to that declarant;

(D)          if so, the name and address of the parent company or, in the case of several parent companies, the names and addresses of each of them; and

(E)           if there is a parent company, whether or not any individual or entity (other than another such parent company) owns or holds fifteen (15%) or more of the shares or the voting rights in that or each such parent company and, if so, the name and address of that or each such individual or company.

References above to the address of an individual are to that of his or her principal residence; and references to the address of an entity shall be read as referring both to (a) in the case of a company registered in Great Britain, the address of its registered office, in the case of an entity registered under Part XXIII of the ECA,  the address of those persons resident in Great Britain who are authorized to accept notices on the entity’s behalf and in any other case the address (or all the addresses) which the entity is required by any law in force in any part of Great Britain or the country under whose law it is formed or constituted, to register, notify or maintain for the purpose of receiving notices or other communications; and (b) in the case of any entity, the address of the premises at which its senior management is located.

A disclosure statement shall be treated as signed on behalf of a person if and only if (a) it is signed by an individual who is expressed to be duly authorized to sign for and on behalf of that person; and (b) it specifies the position or gives details of the power of attorney or other document held by that individual from which he or she derives his or her authority.

(e)           “a notice requiring disclosure” means a notice under Section 793 of the ECA which:

(i)            is signed by a director of the Corporation or the Secretary;

(ii)           is served on a shareholder, or any other person appearing to be interested in shares held by that shareholder;

(iii)          requires him, her or it to ensure that the Corporation receives at an address specified in the notice a disclosure statement in relation to all the shares held by such person, or such number of those shares as is specified in the notice, within the prescribed period;

(iv)          states that, if the Corporation does not receive such a disclosure statement at the place and within the time specified in its notice, the directors will be entitled to impose sanctions on the shares in relation to which disclosure was required provided that the Board of Directors have obtained a ruling from a court of competent jurisdiction confirming that the Corporation is so entitled to exercise these sanctions; and

(v)           describes, by reference to a copy or extract of this Section 10 which is attached to the notice or otherwise, the sanctions which the Board of Directors will be entitled to impose.

(f)            “a restriction notice” means a notice which:

(i)            is signed by a director of the Corporation or the Corporation’s Secretary;

(ii)           is served on a person or persons on whom the Corporation has served a notice requiring disclosure and who have failed in relation to certain shares to comply with that notice within the prescribed period;

(iii)          describes (by reference to a copy or extract of the relevant resolution of the Board of Directors which is attached to the notice or otherwise) the sanctions which the Board of Directors have resolved to impose on those shares; and

(iv)          states the date on which the sanctions came or will come into force.

(g)           the “prescribed period” means:

(i)            in a case where the default shares represent at least 0.25% of their class, fourteen (14) days; and

(ii)           in any other case, twenty-eight (28) days; and

(h)           an “permitted transfer” means, in relation to any shares held by a shareholder:

(i)            a transfer by way of or pursuant to acceptance of a takeover offer for the Corporation;

(ii)           a transfer in consequence of a sale made through a Recognized Investment Exchange (as defined in Section 285 of the UK Financial Services and Markets Act of 2000) or any other stock exchange outside Great Britain on which the Corporation’s shares are normally traded; or

(iii)          a transfer which is shown to the satisfaction of the Board of Directors to be made in consequence of a bone fide sale of the whole of the beneficial interest in the shares to a person who is unconnected with the shareholder and with any other person (including directors of the Corporation) appearing to be interested in the shares.

(15)         Nothing contained in this Section 10 shall be taken to limit the powers of the Corporation under applicable laws.

Section 11.             Significant Disclosures.

Notwithstanding the provisions of these Bylaws but always subject to the requirements of the laws of the State of Texas, the provisions of Chapter 5 of the Financial Services Authority’s (United Kingdom) Disclosure Rules and Transparency Rules Source Book or any successor or other regime (whether statutory or non-statutory) governing the disclosure of interests in shares in the United Kingdom, which relates to the requirements of shareholders to disclose their total proportion of voting rights (as defined therein) shall be deemed to be incorporated into these Bylaws and shall bind the Corporation and its shareholders, and references to an “issuer” in such provisions shall be deemed to be references to the Corporation.

ARTICLE V

STOCK

Section 1.               Certificates of Stock.

Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chief Executive Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her.  Any or all of the signatures on the certificate may be by facsimile or other electronic transmission.

Section 2.               Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.  Except where a certificate is issued in accordance with Section 5 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3.               Regulation S.

The Corporation shall refuse to register any transfer of securities not made in accordance with the provisions of Regulation S (Rule 901 through Rule 905, and Preliminary Notes) promulgated under the Securities Act of 1933, as amended, pursuant to registration thereunder, or pursuant to an available exemption from registration.

Section 4.               Record Date.

In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of shareholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining shareholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.               Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 6.               Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may from time to time establish.

Section 7.               Depository interests.

The Board of Directors shall, subject always to TBOC and the facilities and requirements of any relevant system concerned and these Bylaws, have power to implement and/or approve any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of interests in stock in the form of depositary interests or similar interests, instruments or securities, and to the extent such arrangements are so implemented, no provision of these Bylaws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer thereof or the stock represented thereby.  The Board of Directors may from time to time take such actions and do such things as they may, in their absolute discretion, think fit in relation to the operation of any such arrangements.

Section 8.               Uncertificated Shares of Stock.

Notwithstanding any provisions of these Bylaws, the Board of Directors shall have the power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of an uncertificated share of stock (subject always to the facilities and requirements of the relevant system concerned).  No provision of these Bylaws shall apply or have effect to the extent that it is in any respect inconsistent with the holding of shares in uncertificated form.  Conversion of a certificated share into an uncertificated share, and vice versa, may be made in such manner as the Board of Directors may, in their absolute discretion, think fit (subject always to the facilities and requirements of the relevant system concerned).  The Corporation shall enter into the register of shareholders, how many shares are held by each shareholder in uncertificated form and in certificated form and shall maintain the register of shareholders in each case as required by the relevant system concerned.  Unless the Board of Directors otherwise determine, holdings of the same holder or joint holders in certificated form and uncertificated form shall be treated as separate holdings (subject always to the facilities and requirements of the relevant system concerned).  A class of stock shall not be treated as two (2) classes by virtue only of that class comprising both certificated shares and uncertificated shares or as a result of any provision of these Bylaws.  The Corporation shall be entitled, in accordance with the requirements of the relevant system concerned, to require the conversion of an uncertificated share of stock into certificated form to enable it to deal with that share of stock in accordance with any provision in these Bylaws.  For the avoidance of doubt, a shareholder holding uncertificated shares of stock may, in accordance with any arrangements implemented by the Board of Directors under this Section and subject to compliance with any applicable requirements of the relevant system concerned, require such uncertificated shares of stock to be converted into certificated shares of stock.

Section 9.               Transfers of Uncertificated Shares of Stock.

All transfers of uncertificated shares of stock shall be made in accordance with and be subject to the provisions of the facilities and requirements of the relevant system and, subject thereto, in accordance with any arrangements made by the Board of Directors pursuant to Section 8 above and the electronic records generated during the course of such transfers of uncertificated shares of stock shall constitute the instrument of transfer for the purposes of Section 2 above.

ARTICLE VI

NOTICES

Section 1.               Notices.

If mailed, notice to shareholders shall be deemed given when deposited in the mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation.  Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders may be given by electronic transmission in the manner provided in the TBOC.

Section 2.               Waivers.

A written waiver of any notice, signed by a shareholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person.  Neither the business nor the purpose of any meeting need be specified in such a waiver.  Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

ARTICLE VII

MISCELLANEOUS

Section 1.               Facsimile Signatures.

In addition to the provisions for use of signatures by facsimile or other electronic transmission elsewhere specifically authorized in these Bylaws, signatures by facsimile or other electronic transmission of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2.               Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary.  If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3.               Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4.               Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 5.               Time Periods.

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.               Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director,  officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Texas law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VIII with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2.               Right to Advancement of Expenses.

In addition to the right to indemnification conferred in Section 1 of this Article VIII, an Indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such Proceeding in advance of its final disposition (hereinafter an “Advancement of Expenses”); provided, however, that, if the TBOC requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

Section 3.               Right of Indemnitee to Bring Suit.

If a claim under Section 1 or 2 of this Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the TBOC.  Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the TBOC, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.  In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 4.               Non-Exclusivity of Rights.

The rights to indemnification and to the Advancement of Expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Formation, Bylaws, agreement, vote of shareholders or directors or otherwise.

Section 5.               Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBOC.

Section 6.               Indemnification of Employees and Agents of the Corporation.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Corporation (also each referred to herein as an “Indemnitee”) to the fullest extent of the provisions of this Article with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

Section 7.               Nature of Rights.

The rights conferred upon Indemnitees in this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.  Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE IX

AMENDMENTS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal these Bylaws subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the Bylaws; provided, however, that, with respect to the power of holders of capital stock to adopt, amend and repeal Bylaws of the Corporation, notwithstanding any other provision of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these Bylaws or any preferred stock, the affirmative vote of the holders of at least fifty percent (50%) of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws.

*****

CERTIFICATION

I, the undersigned, being the Secretary of the Corporation, do hereby certify that the foregoing are the Bylaws of said Corporation, as adopted by the Board of Directors of the Corporation on July 10, 2008.

/s/ Mary Lou Fry
Mary Lou Fry, Secretary

Certification of Bylaws